SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                 J.P. MORGAN & CO. INCORPORATED
     (Exact name of registrant as specified in its charter)


             DELAWARE                        13-2625764
      (State of incorporation              (I.R.S. employer
        or organization)                   identification no.)

           60 Wall Street
         New York, New York                        10260
    (Address of principal executive office)      (Zip code)





   Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class              Name of Exchange on which
    to be registered                 each class is to be registered
    ---------------------            ------------------------------
    Depositary Shares, each          New York Stock Exchange
    representing a one-tenth
    interest in a share of
    6 5/8% Cumulative
    Preferred Stock, Series H
    (Stated Value of $500 Per Share)


   Securities to be registered pursuant to Section 12(g) of the Act:

                               None.

Item 1. Description of Registrant's Securities to be Registered.

   A description of the Registrant's $200,000,000 of 6 5/8% Cumulative Preferred Stock, Series H (Stated Value of $500 Per Share) to be registered hereby, was filed with the Securities and Exchange Commission on the Registrant's Prospectus Supplement dated February 1, 1996 to the Prospectus dated January 31, 1996 as part of the Registrant's Registration Statement on Form S-3, as amended (Registration No. 33-64193) (the "Registration Statement"), and such description is hereby incorporated herein by reference. Such Prospectus Supplement may be revised, supplemented, modified or amended, and any such revision, supplement, modification or amendment is hereby incorporated herein by reference.


Item 2. Exhibits.

Exhibit No.    Description
-----------    -----------

1              Certificate of Designation relating to the 6 5/8%
               Cumulative Preferred Stock, Series H (Stated Value of $500 Per Share).

2              Restated Certificate of Incorporation of J.P.
               Morgan & Co. Incorporated.

3              By-Laws of J.P. Morgan & Co. Incorporated.

4              Form of the Stock Certificate for the 6 5/8%
               Cumulative Preferred Stock, Series H (Stated Value of $500 Per Share).

5              Form of Deposit Agreement.

6              Form of Depositary Receipts evidencing Depositary
               Shares.

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              J.P. Morgan & Co. Incorporated


                              By: Margaret M. Foran/s/
                                  --------------------
                                  Margaret M. Foran
                                  Vice President, Assistant
                                  General Counsel and Assistant
                                  Secretary


Dated:   February 16, 1996

                       INDEX TO EXHIBITS



1.   Form of Certificate of Designation relating to the 6 5/8%
     Cumulative Preferred Stock, Series H (Stated Value of $500
     Per Share).

2.   Restated Certificate of Incorporation, as amended
     (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-3 (File No.
     33-55851)).

3. By-Laws (incorporated by reference to Exhibit 3(b) to the Registrant's Registration Statement on Form S-3 (File No.
     33-49775)).

4.   Form of the Stock Certificate for the 6 5/8% Cumulative
     Preferred Stock, Series H (Stated Value of $500 Per Share).

5.   Form of Deposit Agreement (incorporated by reference to
     Exhibit 4(a)(6) to the Registrant's Registration Statement on Form S-3 (File No. 33-49775)).

6. Form of Depositary Receipts evidencing Depositary Shares (contained as Exhibit A to the Form of Deposit Agreement) (incorporated by refernce to Exhibit 4(a)(7) to the Registrant's Registration Statement on Form S-3 (File No. 33-49775)).